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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 2001


                                                     REGISTRATION NO. 333-67354
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         POST EFFECTIVE AMENDMENT NO.1
                                       TO

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                                  ON FORM S-8
                               ------------------

                           NATIONAL CITY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                             1900 East Ninth Street
                                Cleveland, Ohio
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   34-1111088
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                     44114
                                   (ZIP CODE)


                National City Corporation 2001 Stock Option Plan
                                      and
                National City Corporation 1997 Stock Option Plan
                           (Full Title of the Plan)

                             DAVID L. ZOELLER, Esq.
                             Senior Vice President,
                         General Counsel and Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 222-2978
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       CALCULATION OF REGISTRATION FEE

===============================================================================
                                         Proposed     Proposed
 Title Of                                 Maximum      Maximum
Securities                  Amount       Offering     Aggregate     Amount Of
  To Be                     To Be        Price Per    Offering     Registration
Registered               Registered(2)   Share(3)     Price(3)         Fee(3)
-------------------------------------------------------------------------------
Common Stock, par value
of $4.00 per share (1)    30,000,000      $31.98   $959,400,000.00  $239,850.00

===============================================================================

(1) This Registration Statement is deemed to cover 30,000,000 shares of National City Corporation Common Stock, par value $4.00 per share ("Common Stock") offered or to be offered by the Registrant under the National City Corporation 2001 Stock Option Plan and the National City Corporation 1997 Stock Option Plan (the "Plans").

(2) Plus such indeterminate number of additional shares as may be sold or delivered as a result of adjustments required by antidilution provisions contained in the Plan. Moreover, the number of shares which may be sold under the Plans shall increase by the number of shares of Common Stock surrendered by any optionee or relinquished to the Registrant in connection with the exercise of, or in payment of federal, state and local income tax withholding liabilities upon the exercise of, any right to purchase a share of Common Stock pursuant to the Plans, pursuant to any other stock option plan of the Registrant or any of its subsidiaries now or hereafter in effect, or pursuant to any stock option plan of any corporation which is merged into the Registrant if the Registrant has by action of its Board of Directors assumed the obligations of such corporation under such stock option plan. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued pursuant to the Plans in order to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) These shares have been or are to be offered under the Plans. The registration fee has been calculated in accordance with Rule 457(h) based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on August 3, 2001, which average was $31.98. The registration fee has been calculated in accordance with Rule 457(h) by multiplying the proposed maximum aggregate offering price times .00025.

                                 ---------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, on this 13th day of August, 2001.

                                     NATIONAL CITY CORPORATION

                                     By /s/ Thomas A. Richlovsky
                                         ---------------------------------------
                                        Senior Vice President and Treasurer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


/s/ Jon E. Barfield                                    Director
-----------------------------------------------------
      Jon E. Barfield

/s/ Edward B. Brandon                                  Director
-----------------------------------------------------
      Edward B. Brandon

/s/ John G. Breen                                      Director
-----------------------------------------------------
      John G. Breen

/s/ James S. Broadhurst                                Director
-----------------------------------------------------
      James S. Broadurst

/s/ John W. Brown                                      Director
-----------------------------------------------------
      John W. Brown

/s/ Duane E. Collins                                   Director
-----------------------------------------------------
      Duane E. Collins

/s/ Sandra Austin Crayton                              Director
-----------------------------------------------------
      Sandra Austin Crayton

/s/ David E. Daberko                                   Director
-----------------------------------------------------
      David E. Daberko

                                                       Director
-----------------------------------------------------
      Daniel E. Evans

/s/ Joseph T. Gorman                                   Director
-----------------------------------------------------
      Joseph T. Gorman

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

/s/ Paul A. Ormond                                     Director
-----------------------------------------------------
      Paul A. Ormond

/s/ Robert A. Paul                                     Director
-----------------------------------------------------
      Robert A. Paul

/s/ Michael A. Schuler                                 Director
-----------------------------------------------------
      Michael A. Schuler

/s/ Jerome F. Tatar                                    Director
-----------------------------------------------------
      Jerome F. Tatar

/s/ Jerry Sue Thornton                                 Director
-----------------------------------------------------
      Jerry Sue Thornton, Ph.D.

/s/ Morry Weiss                                        Director
-----------------------------------------------------
      Morry Weiss

     *Carlton E. Langer, Vice President and Assistant Secretary of National City Corporation, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Form S-8 Registration Statement on behalf of each of the above indicated officers and directors of National City Corporation (constituting at least a majority of the directors) pursuant to a power of attorney executed by such persons.

By /s/ CARLTON E. LANGER
     ------------------------------------------------------
     Carlton E. Langer, Senior Vice President
        and Assistant Secretary                                  August 13, 2001

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